Exhibit 99.1

Guidewire Announces Fourth Quarter and Fiscal Year 2024 Financial Results

SAN MATEO, Calif., September 5, 2024 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter and year ended July 31, 2024.

“We finished the year with record fourth quarter sales activity and fully ramped ARR growth of 19%,” said Mike Rosenbaum, chief executive officer, Guidewire. “We enter the new fiscal year positioned well to continue accelerating modernization programs in the P&C industry and delivering increasing value to P&C insurers' drive for greater agility and innovation.”

“The fourth quarter capped off a tremendous year and strong financial results,” said Jeff Cooper, chief financial officer, Guidewire. “The combination of fully ramped ARR growth and 20% cash flow from operations as a percent of revenue demonstrates the power and durability of our model.”

Fiscal Year 2024 Financial Highlights
Revenue
•Total revenue for fiscal year 2024 was $980.5 million, an increase of 8% from fiscal year 2023. Subscription and support revenue was $549.1 million, an increase of 28%; license revenue was $250.2 million, a decrease of 6%; and services revenue was $181.2 million, a decrease of 14%, each compared to fiscal year 2023.
•As of July 31, 2024, annual recurring revenue, or ARR, was $872 million based on currency exchange rates as of July 31, 2023, compared to $763 million as of July 31, 2023. We measure ARR on a constant currency basis during the fiscal year and revalue ARR at year end to current currency rates and, based on this revaluation to currency rates as of July 31, 2024, ARR was $864 million. ARR grew in fiscal year 2024 by 14% on a constant currency basis.
Profitability
•GAAP loss from operations was $52.6 million for fiscal year 2024, compared with $149.5 million for fiscal year 2023.
•Non-GAAP income from operations was $99.5 million for fiscal year 2024, compared with $11.7 million for fiscal year 2023.
•GAAP net loss was $6.1 million for fiscal year 2024, compared with $111.9 million for fiscal year 2023. GAAP net loss per share was $0.07 for fiscal year 2024, based on diluted weighted average shares outstanding of 82.3 million, compared with $1.36 for fiscal year 2023, based on diluted weighted average shares outstanding of 82.2 million.
•Non-GAAP net income was $114.5 million for fiscal year 2024, compared with $29.2 million for fiscal year 2023. Non-GAAP net income per share was $1.35 for fiscal year 2024, based on diluted weighted average shares outstanding of 87.4 million, compared with $0.35 for fiscal year 2023, based on diluted weighted average shares outstanding of 82.6 million.

Liquidity and Capital Resources
•Guidewire had $1,129.5 million in cash, cash equivalents, and investments at July 31, 2024, compared to $927.5 million at July 31, 2023.
•Guidewire generated $195.7 million in cash from operations during the fiscal year ended July 31, 2024.
•During the fiscal year ended July 31, 2024, the Company did not repurchase any shares of common stock.

Fourth Quarter Fiscal Year 2024 Financial Highlights

Revenue
•Total revenue for the fourth quarter of fiscal year 2024 was $291.5 million, an increase of 8% from the same quarter in fiscal year 2023. Subscription and support revenue was $151.8 million, an increase of 29%; license revenue was $88.9 million, a decrease of 12%; and services revenue was $50.8 million, a decrease of 2%, each as compared to the same quarter in fiscal year 2023.

Profitability
•GAAP income from operations was $10.3 million for the fourth quarter of fiscal year 2024, compared with $6.1 million for the same quarter in fiscal year 2023.
•Non-GAAP income from operations was $49.0 million for the fourth quarter of fiscal year 2024, compared with $44.7 million for the same quarter in fiscal year 2023.
•GAAP net income was $16.8 million for the fourth quarter of fiscal year 2024, compared with $12.2 million for the same quarter in fiscal year 2023. GAAP net income per share was $0.20, based on diluted weighted average shares outstanding of 85.0 million, compared to $0.15 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 82.1 million.
•Non-GAAP net income was $54.0 million for the fourth quarter of fiscal year 2024, compared with $62.8 million for the same quarter in fiscal year 2023. Non-GAAP net income per share was $0.62, based on diluted weighted average shares outstanding of 88.5 million, compared to $0.74 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 85.7 million.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2025 based on current expectations:
•ARR between $869 million and $874 million
•Total revenue between $251 million and $257 million
•Operating loss between $18 million and $12 million
•Non-GAAP operating income between $18 million and $24 million

Guidewire is issuing the following outlook for fiscal year 2025 based on current expectations:
•ARR between $995 million and $1,005 million
•Total revenue between $1,135 million and $1,149 million
•Operating income (loss) between $(4) million and $10 million
•Non-GAAP operating income between $157 million and $171 million
•Operating cash flow between $220 million and $250 million

Conference Call Information

What:	Guidewire Fourth Quarter and Fiscal Year 2024 Financial Results Conference Call
When:	Thursday, September 5, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13748399, Domestic
Replay	(412) 317-6671, Passcode 13748399, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, acquisition consideration holdback, and net impact of assignment of lease agreement. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, gain on sale of strategic investments, and related tax effects of the non-GAAP adjustments. Additionally, non-GAAP net income (loss) per share includes shares from the conversion premium and excludes the tax-effected interest expense on convertible debt using the if-converted method. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the twelve months ended July 31, 2024, the recurring license and support or subscription contract value recognized as services revenue was $10.7 million. Fully ramped annual recurring revenue (“fully ramped ARR”) is used to quantify the annualized recurring value outlined in active customer contracts including all non-variable price increases outlined in the pricing schedule of an executed customer contract within the first five years.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurance brands in 42 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest solution partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X (formerly known as Twitter) feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, our future business momentum relating to our product leadership, cloud deals, and profitability expectations, and our associated business plan, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to successfully manage our business model, including achieving market acceptance of our cloud-based services and products and the costs related to cloud operations, cybersecurity, product development, and services; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, bank failures and associated financial instability, and supply chain issues) on our employees, our business, and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; our competitive environment and changes thereto; issues in the development and use of AI and machine learning, combined with an uncertain regulatory environment; use of AI by our workforce may present risks to our business; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; our ability to sell our services and products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2024	July 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$547,992	$401,813
Short-term investments	455,576	396,872
Accounts receivable, net	137,339	151,034
Unbilled accounts receivable, net	87,031	87,752
Prepaid expenses and other current assets	67,596	62,132
Total current assets	1,295,534	1,099,603
Long-term investments	125,885	128,782
Unbilled accounts receivable, net	4,157	11,112
Property and equipment, net	55,409	54,499
Operating lease assets	43,750	52,373
Intangible assets, net	9,005	14,473
Goodwill	372,214	372,214
Deferred tax assets, net	253,085	226,875
Other assets	67,255	67,957
TOTAL ASSETS	$2,226,294	$2,027,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,209	$34,627
Accrued employee compensation	109,084	103,980
Deferred revenue, net	281,855	206,923
Convertible senior notes, net	398,903	—
Other current liabilities	32,584	27,731
Total current liabilities	837,635	373,261
Lease liabilities	34,721	42,972
Convertible senior notes, net	—	397,171
Deferred revenue, net	3,628	5,988
Other liabilities	7,578	9,030
Total liabilities	883,562	828,422
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,979,021	1,831,267
Accumulated other comprehensive income (loss)	(12,244)	(13,859)
Retained earnings (accumulated deficit)	(624,053)	(617,950)
Total stockholders’ equity	1,342,732	1,199,466
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,226,294	$2,027,888

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2024	2023	2024	2023
Revenue:
Subscription and support	$151,848	$117,346	$549,087	$429,667
License	88,858	100,924	250,176	265,593
Services	50,809	51,688	181,234	210,081
Total revenue	291,515	269,958	980,497	905,341
Cost of revenue(1):
Subscription and support	55,621	53,611	204,794	210,507
License	997	1,527	4,536	6,488
Services	48,461	51,142	187,806	230,135
Total cost of revenue	105,079	106,280	397,136	447,130
Gross profit:
Subscription and support	96,227	63,735	344,293	219,160
License	87,861	99,397	245,640	259,105
Services	2,348	546	(6,572)	(20,054)
Total gross profit	186,436	163,678	583,361	458,211
Operating expenses(1):
Research and development	75,320	66,819	269,381	249,746
Sales and marketing	54,784	50,111	199,033	188,224
General and administrative	46,018	40,653	167,520	169,731
Total operating expenses	176,122	157,583	635,934	607,701
Income (loss) from operations	10,314	6,095	(52,573)	(149,490)
Interest income	11,751	7,732	43,478	24,389
Interest expense	(1,677)	(1,682)	(6,738)	(6,716)
Other income (expense), net	(1,504)	3,612	(11,005)	(2,277)
Income (loss) before provision for (benefit from) income taxes	18,884	15,757	(26,838)	(134,094)
Provision for (benefit from) income taxes	2,125	3,537	(20,735)	(22,239)
Net income (loss)	$16,759	$12,220	$(6,103)	$(111,855)
Net income (loss) per share:
Basic	$0.20	$0.15	$(0.07)	$(1.36)
Diluted	$0.20	$0.15	$(0.07)	$(1.36)
Shares used in computing net income (loss) per share:
Basic	82,845,815	81,490,213	82,291,483	82,176,629
Diluted	84,956,655	82,135,106	82,291,483	82,176,629

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2024	2023	2024	2023
Stock-based compensation expense:
Cost of subscription and support revenue	$3,366	$3,585	$13,425	$14,073
Cost of license revenue	38	104	186	463
Cost of services revenue	4,852	4,880	19,013	19,257
Research and development	10,086	10,189	40,213	39,865
Sales and marketing	9,322	7,582	34,590	29,925
General and administrative	9,622	10,208	39,033	39,259
Total stock-based compensation expense	$37,286	$36,548	$146,460	$142,842

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,759	$12,220	$(6,103)	$(111,855)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,784	4,927	22,309	24,838
Amortization of debt discount and issuance costs	436	429	1,732	1,703
Amortization of contract costs	4,947	4,966	17,816	17,966
Stock-based compensation	37,286	36,548	146,460	142,842
Changes to allowance for credit losses and revenue reserves	668	173	526	(131)
Deferred income tax	2,447	3,518	(26,847)	(27,516)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(3,402)	(2,400)	(12,894)	(4,858)
Gain on sale of strategic investment	(45)	—	(1,803)	—
Changes in fair value of strategic investments	2,255	802	1,957	802
Accelerated depreciation related to lease assignment	—	—	—	26,921
Gain from lease assignment	—	—	—	(18,419)
Other non-cash items affecting net income (loss)	—	479	(74)	164
Changes in operating assets and liabilities:
Accounts receivable	(33,645)	(22,057)	12,631	(7,301)
Unbilled accounts receivable	41,631	43,843	7,676	(13,435)
Prepaid expenses and other assets	(11,452)	(9,895)	(33,534)	(22,613)
Operating lease assets	2,517	(7,652)	8,623	(19,000)
Accounts payable	(8,395)	645	(18,933)	(6,080)
Accrued employee compensation	32,057	30,832	6,453	12,440
Deferred revenue	100,584	63,995	72,572	34,635
Lease liabilities	(2,253)	8,595	(7,389)	9,548
Other liabilities	5,598	3,269	4,570	(2,256)
Net cash provided by (used in) operating activities	193,777	173,237	195,748	38,395
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(162,494)	(147,292)	(615,935)	(506,115)
Maturities and sales of available-for-sale securities	160,587	164,875	576,886	547,094
Purchases of property and equipment	(1,694)	(3,207)	(6,362)	(5,821)
Capitalized software development costs	(2,736)	(2,729)	(12,165)	(11,606)
Acquisition of strategic investments	(1,000)	(2,789)	(1,336)	(10,840)
Sale of strategic investment	45	—	6,553	—
Net cash provided by (used in) investing activities	(7,292)	8,858	(52,359)	12,712
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,041	1	1,055	228
Repurchase and retirement of common stock	—	(47,814)	—	(261,807)
Net cash provided by (used in) financing activities	1,041	(47,813)	1,055	(261,579)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	865	917	(2,050)	2,576
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	188,391	135,199	142,394	(207,896)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	360,793	271,591	406,790	614,686
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$549,184	$406,790	$549,184	$406,790

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2024	2023	2024	2023
Gross profit reconciliation:
GAAP gross profit	$186,436	$163,678	$583,361	$458,211
Non-GAAP adjustments:
Stock-based compensation	8,256	8,569	32,624	33,793
Amortization of intangibles	485	485	1,940	3,360
Non-GAAP gross profit	$195,177	$172,732	$617,925	$495,364

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$10,314	$6,095	$(52,573)	$(149,490)
Non-GAAP adjustments:
Stock-based compensation	37,286	36,548	146,460	142,842
Amortization of intangibles	1,367	1,367	5,468	6,888
Acquisition consideration holdback	—	730	143	2,939
Net impact of assignment of lease agreement (1)	—	—	—	8,502
Non-GAAP income (loss) from operations	$48,967	$44,740	$99,498	$11,681

Net income (loss) reconciliation:
GAAP net income (loss)	$16,759	$12,220	$(6,103)	$(111,855)
Non-GAAP adjustments:
Stock-based compensation	37,286	36,548	146,460	142,842
Amortization of intangibles	1,367	1,367	5,468	6,888
Acquisition consideration holdback	—	730	143	2,939
Net impact of assignment of lease agreement (1)	—	—	—	8,502
Amortization of debt issuance costs	436	429	1,732	1,703
Changes in fair value of strategic investment	2,255	802	1,957	802
Gain on sale of strategic investment (2)	(45)	—	(1,803)	—
Tax impact of non-GAAP adjustments	(4,044)	10,698	(33,333)	(22,611)
Non-GAAP net income (loss)	$54,014	$62,794	$114,521	$29,210

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$2,125	$3,537	$(20,735)	$(22,239)
Non-GAAP adjustments:
Stock-based compensation	3,822	(4,705)	13,930	92,849
Amortization of intangibles	140	(176)	520	4,677
Acquisition consideration holdback	—	(94)	25	1,924
Net impact of assignment of lease agreement (1)	—	—	—	3,196
Amortization of debt issuance costs	45	(55)	165	1,105
Changes in fair value of strategic investment	231	(103)	208	(103)
Gain on sale of strategic investment (2)	(5)	—	(196)	—
Tax impact of non-GAAP adjustments	(189)	(5,565)	18,681	(81,037)
Non-GAAP tax provision (benefit)	$6,169	$(7,161)	$12,598	$372

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2024	2023	2024	2023

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.20	$0.15	$(0.07)	$(1.36)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.44	1.78	1.74
Amortization of intangibles	0.02	0.02	0.07	0.08
Acquisition consideration holdback	—	0.01	(0.01)	0.04
Net impact of assignment of lease agreement (1)	—	—	—	0.10
Amortization of debt issuance costs	0.01	—	0.02	0.02
Changes in fair value of strategic investment	0.03	0.01	0.02	0.01
Gain on sale of strategic investment (2)	—	—	(0.02)	—
Tax impact of non-GAAP adjustments	(0.06)	0.13	(0.41)	(0.28)
Interest expense on convertible debt (3)	0.01	0.01	0.05	—
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	(0.03)	(0.03)	(0.08)	—
Non-GAAP net income (loss) per share – diluted	$0.62	$0.74	$1.35	$0.35

Shares used in computing Non-GAAP net income (loss) per share amounts:
GAAP weighted average shares – diluted	84,956,656	82,135,106	82,291,483	82,176,629
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	3,516,480	3,516,480	5,072,080	466,516
Pro forma weighted average shares — diluted	88,473,136	85,651,586	87,363,563	82,643,145
(1) During the three months ended April 31, 2023, the Company recorded in general and administrative expenses a net loss of $8.5 million related to the assignment of the lease agreement for the remaining lease term of the Company’s previous headquarters. The loss is comprised of an $18.4 million gain from the de-recognition of the operating lease asset of $56.9 million, the de-recognition of the lease liability of $75.5 million, and other expenses related to the lease assignment of $0.2 million, offset by accelerated depreciation expense related to property and equipment, primarily consisting of leasehold improvements, at the previous headquarters of $26.9 million. Prior to the third quarter of fiscal year 2023, there were no transactions similar to the lease assignment in any periods presented.

(2) During the three months ended January 31, 2024, one of Guidewire’s strategic investments was acquired by a privately-held limited partnership. As a result, Guidewire received $12.1 million in consideration for its equity interest in the investee, composed of $6.5 million in cash and $5.6 million of an ownership interest in the privately-held limited partnership, and recognized a $1.8 million gain in excess of cost in other income (expense), net. Prior to the second quarter of fiscal year 2024, there were no transactions similar to the gain on sale of strategic investment in any periods presented.
(3) During the periods presented, the Company's Convertible Notes were dilutive due to non-GAAP net income. Accordingly, interest expense related to the Convertible Notes was excluded from non-GAAP net income (loss) per share calculation under the “if-converted” method.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2024	2023	2024	2023
Free cash flow:
Net cash provided by (used in) operating activities	$193,777	$173,237	$195,748	$38,395
Purchases of property and equipment	(1,694)	(3,207)	(6,362)	(5,821)
Capitalized software development costs	(2,736)	(2,729)	(12,165)	(11,606)
Free cash flow	$189,347	$167,301	$177,221	$20,968

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	First Quarter Fiscal Year 2025			Fiscal Year 2025
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(18)	—	$(12)	$(4)	—	$10
Non-GAAP adjustments:
Stock-based compensation	35	—	35	156	—	156
Amortization of intangibles	1	—	1	5	—	5
Non-GAAP income (loss) from operations	$18	—	$24	$157	—	$171